EXHIBIT 11.1

                         TALK.COM INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE

                                 (IN THOUSANDS)

                                                                              For the Year Ended December 31,
                                                                   ----------------------------------------------------
                                                                        1999               1998               1997
                                                                   ---------------    ---------------     -------------
                                                                   ---------------    ---------------     -------------
Income (loss) before extraordinary gain                               $57,699           $(308,436)           $(20,945)
Extraordinary gain                                                     21,230              87,110                  --
                                                                     --------         -----------         -------------

Net income (loss)                                                     $78,929           $(221,326)           $(20,945)
                                                                   ==========          ============       =============

BASIC

Weighted average common shares outstanding - Basic:                    61,187               59,283              64,168
                                                                   ==========          ============       ============

Income (loss) before extraordinary gain                               $  0.94            $   (5.20)          $   (0.33)
Extraordinary gain                                                       0.35                 1.47                 --
                                                                   ----------           -----------       ------------

Net income (loss)                                                     $  1.29            $   (3.73)          $   (0.33)
                                                                   ==========          ============       =============

DILUTED

Weighted  average  common  and  common   equivalent

Weighted average shares                                                61,187               59,283              64,168
Weighted average equivalent shares                                      3,228                   --                  --
                                                                   ----------          ------------       ------------
Weighted  average  common  and  common   equivalent
     shares outstanding - Diluted:                                     64,415               59,283              64,168
                                                                   ==========          ============       =============

Income (loss) before extraordinary gain                              $   0.90           $    (5.20)          $   (0.33)
Extraordinary gain                                                       0.35                 1.47                  --
                                                                   ----------          ------------       ------------

Net income (loss)                                                    $   1.23            $   (3.73)          $   (0.33)
                                                                   ==========          ============       =============